LIABILITY UNDERTAKING
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     By  this  instrument  executed June 30, 2006, Gateway Distributors, Ltd., a
Nevada corporation, (hereinafter "Gateway") covenants and agrees as follows:

     1. Subject to the provisions of paragraph 3d of that certain Contract for Sale of Business and Assets dated as of June 30, 2006 between Gateway and Marshall Distributing, L.L.C., a Utah limited liability company, EMS Business Development, Inc., a California corporation, and Terry D. Nielsen (the "Agreement") Gateway agrees to assume, pay, and discharge all debts, duties, and obligations that appear, as of June 30, 2006 on the books of the business owed and operated as a herbal and health food supplement distributing business by Marshall Distributing, LLC, located at 3085 Directors Row, Salt Lake City, Utah 84104, (the "Business Operations").

     2. Subject to the provisions of paragraphs 3d of the Agreement, Gateway further agrees to indemnify and hold Marshall Distributing, L.L.C., EMS Business Development, Inc., and Terry D. Nielsen free and harmless from any debt, duty or obligation described in paragraph 1 above and from any suits, actions, or legal proceedings brought to enforce or collect any such debt, duty, or obligation.

     3. Gateway Distributors, Ltd., further agrees to so indemnify Marshall Distributing, L.L.C., EMS Business Development, Inc., and Terry D. Nielsen from liability or expense due to obligations relating to the Business Operations conducted by Gateway on or after June 30, 2006.

Dated as of June 30, 2006

                                               GATEWAY:

                                               Gateway Distributors, Ltd.
                                               a Nevada corporation


                                               By:
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                                                  Its:
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